SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                         Greer Bancshares Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                                [LOGO OMITTED]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 25, 2002

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Greer Bancshares Incorporated (the "Company") will be held on Thursday, April 25, 2002, at 7:00 p.m., local time, at the West Poinsett Street office of Greer State Bank (the "Bank"), 1111 West Poinsett Street, Greer, South Carolina, for the following purposes:

1. To set the Board at ten persons and elect three directors to hold office until the 2005 Annual Meeting of Stockholders, and elect one director to hold office until the 2003 Annual Meeting of Stockholders, or until their successors have been duly elected and qualified;

2. To consider and vote on the ratification of the appointment of Crisp Hughes Evans LLP as independent auditors for the Company for the current fiscal year;

3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only those Stockholders of the Company of record at the close of business on March 15, 2002 are entitled to vote at the Annual Meeting or any adjournments thereof.


YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EACH STOCKHOLDER IS REQUESTED TO DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID, RETURN ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON AT THE ANNUAL MEETING.

                                        By Order of the Board of Directors,



                                        /s/ Walter M. Burch
                                        Walter M. Burch
Greer, South Carolina                   Chairman,  Board of Directors
March 29, 2002                          Greer Bancshares Incorporated

                          GREER BANCSHARES INCORPORATED
                            1111 West Poinsett Street
                           Greer, South Carolina 29650

                                 PROXY STATEMENT

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 25, 2002

This Notice of Annual Meeting, Proxy Statement and Proxy (these "Proxy Materials") are furnished in connection with the solicitation of proxies by the Board of Directors of Greer Bancshares Incorporated (the "Company") for use at the Company's Annual Meeting of Stockholders to be held on Thursday, April 25, 2002, at 7:00 p.m., local time, at Greer State Bank's West Poinsett Street office, 1111 West Poinsett Street, Greer, South Carolina, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date of the mailing of this Proxy Statement and accompanying Proxy is March 29, 2002.

WHO IS ENTITLED TO VOTE; OTHER VOTING MATTERS
Only those stockholders of record as of the close of business on March 15, 2002 of the Company's $5.00 par value per share common stock ("Common Stock") will be entitled to vote at the Annual Meeting. At the close of business on that day, there were outstanding 1,559,229 shares of the Company's Common Stock (the
"Common Stock"). Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. In accordance with the Company's Articles of Incorporation, cumulative voting will not be permitted.

The presence, in person or by proxy, of the holders of at least one-third of the total number of shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Since many stockholders cannot attend the meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board of Directors has designated proxies to represent those stockholders who cannot be present in person and who desire to be so represented. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

The election of directors will be determined by a plurality vote. Broker non-votes will not be counted either for determining the existence of a quorum or for tabulating votes cast on any proposal. Proxies solicited hereby will be returned to the Company, and will be tabulated by one or more inspectors of election designated by the Board of Directors.

According to the Company's By-Laws, no nomination for the office of Director and no proposal to take any action or refrain from any action, except proposals relating only to the conduct of the meeting of stockholders, shall be made or acted on unless the stockholder making the nomination or proposal shall have given the same to the Company Secretary in writing not less than five (5) business days before the Annual Meeting. Any nomination or proposal should be mailed to Greer Bancshares Incorporated, Post Office Box 1029, Greer, South Carolina 29652-1029; Attention: J. Richard Medlock, Jr., Treasurer and Secretary.

AVAILABILITY OF VOTING BY PROXY; REVOCABILITY OF PROXIES
Stockholders who execute proxies retain the right to revoke them at any time before they are voted. If a stockholder wishes to revoke his/her proxy, (s)he should indicate so when signing in at the annual stockholder meeting; alternatively, a shareholder may revoke his/her proxy by mail by returning either a later-dated proxy or a signed statement of his/her intentions to the Company at least two days before the date of the meeting, addressed to Greer Bancshares Incorporated, Post Office Box 1029, Greer, South Carolina 29652-1029,
Attention: J. Richard Medlock, Jr., Treasurer and Secretary, or by attendance and voting in person at the Annual Meeting. Unless revoked, such proxies will be voted according to the specifications therein.

SOLICITATION OF PROXIES
The cost of this proxy solicitation, which will be principally by mail, but also may be by telephone or personal interview conducted by regular employees of the Company, will be paid by the Company. Banks, brokers, fiduciaries and other custodians will be requested to forward proxy solicitation materials to their principals where appropriate, and the Company will reimburse such banks, brokers, fiduciaries, and custodians for their reasonable expenses in doing so.

The 2001 Annual Report of the Company, containing financial statements reflecting the financial position and results of operations of the Company at and for the three years ended December 31, 2001, is being mailed to the stockholders along with this Proxy Statement. The annual report, however, is not part of this proxy statement.

                              ELECTION OF DIRECTORS
                             PROPOSAL 1 ON THE PROXY

GENERAL INFORMATION REGARDING ELECTION OF DIRECTORS
The Company's By-Laws provide for a Board of Directors consisting of not less than nine and not more than 15 directors. The Board of Directors is currently comprised of 10 directors. The Board of Directors is divided into three classes. At each Annual Meeting, one class is elected for a three-year term.

At this Annual Meeting, three Directors are to be elected to hold office until the 2005 Annual Meeting of Stockholders and to elect one director to hold office until the 2003 Annual Meeting of Stockholders, or until their successors have been duly elected and qualified.

It is the intention of the persons named in the accompanying proxy to vote such proxy for the election of the nominees named below. Should any nominee for the office of Director become unable to accept nomination for election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election in his stead of such other person as management may recommend.

Each  Stockholder  is  entitled  to one vote per share of  Common  Stock for the
election  of   Directors.   In  accordance   with  the  Company's   Articles  of
Incorporation, cumulative voting will not be permitted.

IDENTIFICATION OF NOMINEES
MANAGEMENT PROPOSES TO NOMINATE THE PERSONS LISTED BELOW TO THE BOARD OF DIRECTORS. ALL ARE CURRENTLY SERVING AS DIRECTORS. SINCE THE DEATH OF ROBERT H. HENDERSON, SR. IN SEPTEMBER 2001, THE BOARD OF DIRECTORS HAS CHOSEN MARK S. ASHMORE TO SERVE UNTIL BEING PRESENTED TO THE STOCKHOLDERS FOR ELECTION AT THE 2002 ANNUAL MEETING. UNLESS AUTHORITY TO VOTE WITH RESPECT TO THE ELECTION OF ONE OR MORE DIRECTORS IS "WITHHELD," THE INDIVIDUALS NAMED AS PROXIES WILL VOTE TO ELECT AS DIRECTORS OF THE COMPANY THE NOMINEES LISTED IN THE TABLE BELOW. MANAGEMENT OF THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL THE NOMINEES. MANAGEMENT BELIEVES THAT ALL SUCH NOMINEES WILL BE AVAILABLE AND ABLE TO SERVE AS DIRECTORS. HOWEVER, SHOULD ANY NOMINEE BECOME UNABLE TO ACCEPT ELECTION, THE PERSON NAMED IN THE PROXY INTENDS TO VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS MANAGEMENT MAY RECOMMEND.

The following table sets forth information concerning the three persons nominated as Directors, as well as Directors continuing in office.

                                                         POSITION OR OFFICE                   DIRECTOR
       NAME                         AGE                   WITH THE COMPANY                      SINCE

NOMINEES FOR THREE (3) YEAR TERMS EXPIRING IN 2005
Gary M. Griffin                     47                        Director                          1992
R. Dennis Hennett                   59                        Director, President & CEO         1988
David M. Rogers                     47                        Director                          1988

NOMINEE FOR ONE (1) YEAR TERM EXPIRING TO COMPLETE
UNEXPIRED TERM EXPIRING IN 2003
Mark S. Ashmore                     45                        Director                          2002

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2003
Harold K. James                     50                        Director                          1988
Anthony C. Cannon                   37                        Director                          2000

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2004
Walter M. Burch                     60                        Director                          1988
Paul D. Lister                      57                        Director                          1988
C. Don Wall                         58                        Director                          1988
Theron C. Smith, III                53                        Director                          2000


EXPERIENCE OF THE BOARD OF DIRECTORS
Mr. Ashmore is President of Ashmore Bros., Inc./Century Concrete, a local paving company.

Mr. Burch is General Manager and Co-Publisher of The Greer Citizen, a local weekly newspaper.

Mr. Cannon is the Energy Manager for Greer Commission of Public Works.

Mr. Griffin is Vice President of Mutual Home Stores, a group of retail stores in the Greenville-Spartanburg area.

Mr. James is Vice President and Broker-in-Charge of the James Agency, a local insurance and real estate company.

Mr. Lister is a Certified Public Accountant, with a local practice.

Mr. Rogers is President of Joshua's Way, a local non-profit organization.

Mr. Smith is an optometrist with a local practice.

Mr. Wall is a pharmacist and President of Professional Pharmacy, Incorporated.

ALL DIRECTORS HAVE BEEN AT THEIR PRESENT OCCUPATION AT LEAST FIVE YEARS.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS.
The Board of Directors held 12 meetings in 2001. No director attended less than 75% of Board and Committee meetings.

The Bank presently has a Loan Committee, Personnel Committee, Investment Committee, Marketing Committee, Technology Committee, and Audit Committee. These committees oversee certain functions of the Bank.

The Loan Committee, which met twelve times in 2001, establishes and monitors the Bank's lending policies, reviews all loans over thirty days past due, reviews loans where the borrower's liability exceeds certain limits, establishes authority to make loans and reviews compliance with policy. It is the Bank's policy not to identify the directors serving on the Loan Committee.

The Investment Committee, which met three times in 2001, establishes and monitors the Bank's investment policy to ensure the safety and liquidity of the Bank's investments, and monitors the Bank's assets, liabilities, and interest rate policies and exposure. The members of the Investment Committee are Messrs. Lister (Chairman), Cannon, Rogers, and Smith.

The Marketing Committee, which met two times in 2001, establishes and monitors the Bank's marketing policies and activities, which include advertising, business development, public relations, contributions to community organizations, market research, new service development and promotion, and selection of future branch banking locations. The members of the Marketing Committee are Messrs. Wall (Chairman), Cannon, Griffin, and Lister.

The Personnel Committee, which met three times in 2001, establishes and monitors the Bank's Employee Benefits Program and personnel policies, and acts on behalf of the Board of Directors between meetings. The members of the Personnel Committee are Messrs. James (Chairman), Burch, and Rogers.

The Technology Committee, which met three times in 2001, is responsible for monitoring the Bank's technology systems to assure the Bank acquires and utilizes the most current technology. The members of the committee are Messrs. Rogers (Chairman), Griffin, and James.

The Bank has a Nominating Committee, which has the principal function of selecting management nominees for election as Directors. The members of the Nominating Committee are Messrs. Cannon (Chairman), Burch, James, and Wall. If any Stockholder wishes to make a nomination, it shall be given to the Bank's secretary in writing not less than five business days prior to the annual meeting. Any nomination should be mailed to Greer Bancshares Incorporated, Post Office Box 1029, Greer, South Carolina 29652-1029; Attention: J. Richard Medlock, Jr., Treasurer and Secretary.

The  Audit  Committee,  which  met  five  times  in  2001,  selects  the  Bank's independent auditors, determines the scope of the annual audit, determines whether the Bank has adequate administrative, operational, and internal accounting controls, and determines whether the Bank is operating according to established policies and procedures. The members of the Audit Committee are Messrs. Burch (Chairman), Cannon, Rogers, and Smith. The Board of Directors has not approved a formal Audit Committee Charter. However, it is a policy of the Board that the Audit Committee is responsible for engaging a qualified CPA firm to audit the bank's financial statements annually to be presented to the stockholders. It is also the Board's policy that the committee be comprised of only outside directors, who will ensure the bank's internal audit function is independent of bank management and performs the audit responsibility competently.


             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is responsible for providing independent oversight of the Company's accounting functions and internal controls. In the opinion of the Bank's Board of Directors, none of the Directors Burch, Cannon, Rogers, or Smith have a relationship with Greer State Bank that would interfere with the exercise of independent judgment in carrying out their responsibilities as a member of the Audit Committee. None of them is or has been an employee of the Bank, and none of their immediate family members is or has been an officer of the Bank.

Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee has reviewed the audited financial statements for the year ended December 31, 2001 and has discussed the audited financial statements with management. The Audit Committee has also discussed with Crisp Hughes Evans LLP, the Bank's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 - Communications with Audit Committee (having to do with accounting methods used in the financial statements). The Audit Committee has received written disclosures and the letter from Crisp Hughes Evans LLP required by Independence Standards Board Standard No. 1 (having to do with matters that could affect the auditor's independence), and has discussed with Crisp Hughes Evans LLP the independent accountants' independence. Based on this, the Audit Committee recommended to the board that the audited financial statements be included in Greer Bancshares Incorporated's Registration Statement on Form 10 for the fiscal year ended December 31, 2001 for the filing with the United States Securities and Exchange Commission.

The Audit Committee:
Walter M. Burch                                       David M. Rogers
Anthony C. Cannon                                     Theron C. Smith, III

                            AUDITING AND RELATED FEES

AUDIT FEES. The aggregate fees billed for professional services rendered by Crisp Hughes Evans LLP for the audit of Greer Bancshares Incorporated's annual financial statements for the year ended December 31, 2001 and for Crisp Hughes Evans LLP's reviews of the financial statements included in the Company's Forms 10-QSB filed with the Federal Deposit Insurance Corporation and United States Securities and Exchange Commission during 2001 were $21,950.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Crisp Hughes Evans LLP performed no services and therefore billed no fees relating to operating or supervising the operation of Greer Bancshares Incorporated's information systems or wide area network or for designing or implementing Greer State Bank's financial information management systems during 2001.

INTERNAL AUDIT FEES. Crisp Hughes Evans LLP performed internal audit procedures for Greer Bancshares Incorporated and billed fees for $13,000 relating to internal audit work performed in 2001.

ALL OTHER FEES. The aggregate fees billed for other services rendered to Greer Bancshares Incorporated by Crisp Hughes Evans LLP in 2001 were $2,950, including tax-related services and other professional services.

AUDITOR INDEPENDENCE. The audit committee of the board believes that the non-audit services provided by Crisp Hughes Evans LLP are compatible with maintaining the auditor's independence. None of the time devoted by Crisp Hughes Evans LLP on its engagement to audit Greer Bancshares Incorporated's financial statements for the year ended December 31, 2001 is attributable to work performed by persons other than Crisp Hughes Evans LLP employees.

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                             PROPOSAL 2 ON THE PROXY

Subject to shareholder ratification, the Board of Directors has appointed the firm of Crisp Hughes Evans LLP as independent certified public accountants to audit the books of the Company for the 2002 fiscal year and to perform such other appropriate accounting and related services as may be required by management. The appointment was made upon the recommendation of the Audit Committee. The appointment of Crisp Hughes Evans LLP as independent public accountants for the 2001 fiscal year was ratified by the stockholders at the Company's last Annual Meeting. A representative of Crisp Hughes Evans LLP will be present at the Annual Meeting and such representative will have the opportunity to make a statement and will be available to respond to appropriate questions that the stockholders may have.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF CRISP HUGHES EVANS LLP AS ITS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK. The following table sets forth as of March 20, 2002 information with respect to the Common Stock owned beneficially or of record by each of the Directors and Nominees individually, by the Named Executive Officers and by all Directors and executive officers of the Company as a group. Unless otherwise noted, each person has sole voting power and sole investment power with respect to the shares listed. There are no persons known to the Company who own beneficially 10% or more of the Common Stock.

                                                             AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                                     BENEFICIAL OWNERSHIP      PERCENT OF CLASS (1)
5% STOCKHOLDERS
C. Don Wall                                                          80,854  (2)               5.5%

DIRECTORS
Walter M. Burch                                                      37,149  (3)               2.4%
Paul D. Lister                                                       63,167  (4)               4.1%
C. Don Wall                                                          80,854  (2)               5.5%
Theron C. Smith, III                                                    210                     *
Gary M. Griffin                                                      24,809  (5)               1.9%
R. Dennis Hennett                                                     1,677                     *
David M. Rogers                                                      11,157  (6)                *
Mark S. Ashmore                                                         200                     *
Harold K. James                                                      24,307  (7)               1.9%
Anthony C. Cannon                                                       216                     *
ALL DIRECTORS/EXECUTIVE OFFICERS AS A GROUP (15 PERSONS)            271,019                   19.0%

*     Less than 1%.
(1) The calculation is based on 1,559,229 shares of Common Stock, which is the actual number of shares outstanding as of the record date. Pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, percentages of total outstanding shares have been computed on the assumption that shares of Common Stock that can be acquired within 60 days upon the exercise of options by a given person or group are outstanding, but no other shares similarly subject to acquisition by other persons are outstanding.
(2) Includes 37,490 shares owned by Mr. Wall's spouse and 42,911 shares owned by a company of which Mr. Wall is majority owner.
(3)   Includes 9,123 shares owned by an affiliated company of Mr. Burch.
(4)   Includes 12,020 shares owned by Mr. Lister's spouse.
(5) Includes 1,965 shares owned by Mr. Griffin's spouse, 7,738 shares owned by Mr. Griffin's children, and 8,612 shares owned by a trust for which he is custodian.
(6) Includes 2,275 shares owned by Mr. Rogers' spouse and 3,218 shares owned by Mr. Rogers as custodian for his children.
(7) Includes 15,207 shares owned by a company in which Mr. James has an ownership interest and 185 shares owned by Mr. James' spouse.

                               EXECUTIVE OFFICERS

The Bank has defined its Executive Officer classification to include only officers at the Senior Vice President level and above. Executive officers of the Bank are:

                                                                                               BANK
       NAME                        AGE                      TITLE                          OFFICER SINCE
       ----                        ---                      -----                          -------------
R. Dennis Hennett                  59              President and  CEO                          1987
E. Pierce Williams, Jr.            46              EVP -- Commercial Lending                   1992
Sandra I. Burdette                 59              SVP & Chief Operations Officer              1988
William S. Harrill, Jr.            52              SVP & Mortgage Lending Officer              1988
J. Richard Medlock, Jr.            45              SVP & Chief Financial Officer               1988
John W. Hughes                     55              SVP & Consumer Lending Officer              1989

The only family relationship among Executive Officers and Directors is between William S. Harrill, Jr. (Senior Vice President) and Gary M. Griffin (Director), who are brothers-in-law.


                    BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

Ms. Burdette is a Senior Vice President and the Chief Operations Officer of Greer State Bank and has managed the Operations area of the Bank since the Bank's opening in 1989.

Mr. Harrill is a Senior Vice President and the Mortgage Lending Officer of Greer State Bank and has managed the Bank's mortgage lending function since the Bank's opening in 1989.

Mr. Hennett has been President and Chief Executive Officer of Greer State Bank since the Bank's opening in 1989.

Mr. Hughes is a Senior Vice President and Consumer Lending Officer of Greer State Bank and has been a senior lender for the Bank since 1989.

Mr. Medlock is a Senior Vice President and the Chief Financial Officer of Greer State Bank. He has been with the Bank since its opening in 1989 and in his current capacity since 1992.

Mr. Williams is the Executive Vice President and Commercial Lending Officer of Greer State Bank. He was hired by the Bank in 1992 and has been a lender since 1993.

NONE OF THE EXECUTIVE OFFICERS SERVE AS DIRECTORS OF OTHER COMPANIES.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS
During 2001, directors received $1,000.00 for each regular meeting of the Board of Directors. The Company's policy was to pay $1,000.00 per special meeting, beginning with the third special meeting of the year. No more than $2,000.00 could have been paid to a director in any one month regardless of the number of regular or special meetings. No special meetings of the Board were held in 2001. Directors are not compensated for committee meetings. In addition to the monthly fees paid, each Director who was not an employee of the Company was paid a bonus of $1,200 in 2001.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Bank's Personnel Committee performs the duties of a compensation committee and reviews annually the recommendations of executive management regarding administration of the Bank's salaries and benefits costs. In 2001, the Personnel Committee was comprised of Harold K. James, Chairman; Walter M. Burch, and David
M. Rogers. R. Dennis Hennett, the Bank's Chief Executive Officer, presents recommendations from executive management and participates in discussions affecting the compensation of all employees except his own. The committee met three times during 2001.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Personnel Committee has approved and implemented a formal salary administration program with job grades and salary ranges for all personnel of the Bank. Each position within the company, including the chief executive officer and all other executive officers, has been assigned a ranking based on certain criteria including, but not limited to, education, knowledge, experience, skill, and level of authority and responsibility. Each grade or level has been assigned a salary range based on salary surveys for other financial institutions of comparable markets, size, and complexity. Job grades are reviewed periodically and changed as warranted by market conditions or the needs of the Bank. Salary ranges are reviewed every two years and adjusted to reflect changes in the employment marketplace, the Consumer Price Index, and salary surveys from banking associations.

Annual base salaries are generally set at competitive levels with similar financial institutions and within the Company's salary administration program. Each employee is reviewed periodically for job performance and individual goal attainment. Salary increases are primarily based on individual performance and achievement.

In 2001, the Personnel Committee approved, and the Board ratified, an incentive cash award based on the Bank's attainment of its performance and profitability goals for the year. All officers and employees participated in the incentive cash awards based on evaluations and recommendations by each employee's or officer's immediate supervisor. The Personnel Committee and the Board of Directors evaluated and approved the cash award to the chief executive officer. The Personnel Committee plans to approve a similar plan in 2002 for all employees based on a matrix of financial performance goals.

The Personnel Committee also administers the Company's Incentive Stock Option Plan whereby stock options are awarded to key employees.

The Company's overall compensation program for its chief executive officer and senior management is intended to attract, motivate, and retain key employees; maintain a base salary structure that is competitive in the Company's marketplace; link annual incentive cash awards with specific financial performance goals; and provide long-term incentive awards in the form of incentive stock options that align management ownership with stockholder value.

The Personnel Committee:
Harold K. James, Chairman        David M. Rogers            Walter M. Burch

PERFORMANCE GRAPH
The Company is required to provide its shareholders with a line graph comparing the Company's cumulative total stockholder return with a performance indicator of the overall stock market and either a published industry index or a Company-determined peer comparison. The purpose of the graph is to help stockholders determine the reasonableness of the Compensation Committee's decisions with respect to the setting of various levels of executive officer compensation. Stockholder return (measured through increases in stock price and payment of dividends) is often a benchmark used in assessing corporate performance and the reasonableness of compensation paid to executive officers.

However, stockholders should recognize that corporations often use a number of other performance benchmarks (in addition to stockholder return) to set various levels of executive officer compensation. The Company's 2001 Annual Report to Stockholders contains a variety of relevant performance indicators concerning the Company. Thus, Company stockholders may wish to consider other relevant performance indicators which may be more closely related to officer performance in assessing the reasonableness of Company executive officer compensation, such as growth in earnings per share, book value per share and cash dividends per share, along with Return on Equity (ROE) and Return on Assets (ROA) percentages.

The performance graph included in this proxy compares the Company's cumulative total stockholder return over the most recent 5-year period with both the NASDAQ Composite Index and The Carson Medlin Company's Independent Bank Index (an index published by the Carson Medlin Company, Investment Bankers). The NASDAQ Composite Index reflects overall stock market performance. The Independent Bank Index is the compilation of the total return to stockholders over the past five years of a group of 23 independent community banks located in the southeastern states of Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia. The total five year return was calculated for each of the banks in the peer group taking into consideration changes in stock price, cash dividends, stock dividends, and stock splits since December 31, 1996. The individual results were then weighted by the market capitalization of each bank relative to the entire peer group. The total return approach and the weighting based upon market capitalization is consistent with the preparation of the NASDAQ total return index.

The Company believes the Independent Bank Index is a more relevant standard by which community banks should measure their own performance because the peer group is comprised of banks that are closer in size and style of doing business. Furthermore, this index more closely reflects the actual trading patterns of community bank stocks.

Returns assume a beginning stock index price of $100 per share. The value of the Company's stock as shown in the graph is based on information known to the Company regarding transactions in the Company's stock. Because there is no active trading market in the Company's stock, the information is based on a limited number of transactions.

                                [GRAPH OMITTED]

                                               1996     1997     1998    1999     2000     2001
                                               ----     ----     ----    ----     ----     ----
Greer Bancshares Incorporated                  $100     $130     $204    $262     $272     $297
Independent Bank Index                          100      148      154     140      139      165
     NASDAQ Index                               100      122      173     321      193      153

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
The following table sets forth the compensation paid by the Bank for the fiscal year ending December 31, 2001, to those Executive Officers whose aggregate cash compensation exceeded $100,000 for services rendered in all capacities to the Company.

                                                                           Securities
   Name &                                                                  Underlying             All
  Principal          Fiscal                           Other Annual        Options/SARS#          Other
  Position            Year       Salary      Bonus    Compensation           Granted         Compensation1
  --------            ----       ------      -----    ------------           -------         -------------

R. Dennis Hennett     2001      $126,000   $20,000(2)   $11,792(3)           0 / 0              $47,221
President & CEO       2000       120,000    16,000(4)    11,200(3)           0 / 0               43,112
                      1999       113,000    15,000(5)     7,200(3)           0 / 0               38,529


(1) Represents contributions to the Bank's 401(k) and Pension Plans, disability and life insurance premiums, and directors' fees for Mr. Hennett.
(2) Represents bonus paid in 2002 for fiscal year 2001 for Mr. Hennett.
(3) This amount represents the value realized for stock options exercised and car allowance.
(4) Represents bonus paid in 2001 for fiscal year 2000 for Mr. Hennett.
(5) Represents bonus paid in 2000 for fiscal year 1999 for Mr. Hennett.

EMPLOYEE INCENTIVE STOCK OPTION PLAN
The Company has adopted an Employee Incentive Stock Option Plan ("Plan") which authorizes stock options intended to qualify as incentive stock options under
Section 422(a) of the Internal Revenue Code for up to 60,000 shares for issuance to key employees of the Bank. The Plan was adopted by the Board of Directors of the Bank on October 27, 1988, and approved by the Stockholders at the 1989 Annual Meeting. At the 1994 Annual Meeting, Stockholders approved an amendment to the Bank's Employee Incentive Stock Option Plan that authorized an additional 60,000 shares of stock to be available to be granted by the Board of Directors to key employees of the Bank. The Plan is intended to attract and induce continued employment of key employees, and to provide additional incentive through offering an opportunity to acquire a proprietary interest in the Bank. The number of shares will be subject to adjustment for stock splits, stock dividends and similar events.

Options granted under the Plan will be for a period of ten (10) years from the date granted. The option price is specified as the fair market value of the stock on the date of the grant. The Board of Directors will administer the Plan, with the discretionary power to select the grantees of options, but only key employees who hold executive or other responsible positions will be eligible for options. Options may be exercised on a cumulative basis for ten percent (10%) of the shares covered thereby as of each of the first nine anniversaries of the grant thereof.

According to the most recent price of the stock listed in the local newspaper (March 15, 2002), the fair market value of the Company's stock is $27.00 per share. Assuming an employee who is granted a stock option under the Plan meets the employment and holding period requirements under the Plan and Section 422(a), generally no tax consequences will result to such employee upon the grant or exercise of the stock option. However, the amount by which the fair market value of the stock at the time of the exercise exceeds the option price is a tax preference item for the purposes of the alternative minimum tax. In addition, the Company generally will not be allowed any business expenses deduction with respect to the Plan.

EFFECT OF STOCK DIVIDENDS AND STOCK SPLITS
The Plan allows for outstanding stock options to be adjusted to account for stock dividends paid and stock splits. For stock dividends, the number of unexercised shares can be increased by the amount (%) of the stock dividend or the option price of unexecuted shares can be decreased by the amount (%) of the stock dividend. The Plan allows the Company's Board of Directors to determine which method to use to account for the stock dividend. For stock dividends paid prior to 1996, the number of shares unexercised was increased; however, for stock dividends paid after 1996, the option price of the unexecuted shares was decreased. For stock splits, the number of unexercised shares is increased by the amount of the stock split and the option price of unexecuted shares is decreased by the amount (%) of the stock split. On June 1, 1999, a two-for-one stock split was issued to shareholders of record on May 14, 1999 and unexercised shares and option prices were adjusted accordingly.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR & FISCAL YEAR-END OPTION VALUES The following table lists the aggregate number of stock options exercised by executive officers whose aggregate cash compensation exceeded $100,000. Also listed are the number of exercisable and unexercisable stock options and the value of exercisable and unexercisable "in-the-money" stock options at December 31, 2001:

                                                                                       VALUE OF UNEXERCISED
                                                           NUMBER OF SECURITIES       IN-THE-MONEY SECURITIES
                          NUMBER OF                      UNDERLYING OPTIONS AS OF    UNDERLYING OPTIONS AS OF
                       SHARES ACQUIRED       VALUE         YEAREND EXERCISABLE/               YEAREND
        NAME             ON EXERCISE       REALIZED(1)         UNEXERCISABLE         EXERCISABLE/UNEXERCISABLE
        ----           ---------------     -----------   ------------------------    -------------------------

R. Dennis Hennett            400            $4,592.00          400 / 2,800               $4,904 / $34,328

(1) Market value of underlying securities at exercise or yearend, minus the exercise or base price. The market value of $27.00 is based on information obtained from The Greenville News as of March 15, 2001.

SALARY CONTINUATION PLAN
In 1997, the Bank's Board of Directors approved a Salary Continuation Plan for its six executive officers. The purpose of the Salary Continuation Plan is to encourage the executives to remain in the employ of the Bank. The plan is funded by life insurance written on each participant. Under the Agreement, the Bank promises to pay certain supplemental retirement or death benefits to the Executive, pursuant to the terms and conditions contained therein.

Following is information regarding the Salary Continuation Plan for executive officers whose aggregate cash compensation exceeded $100,000 in 2001. R. Dennis Hennett, President and Chief Executive Officer of the Bank, will receive $3,333.33 each month for one hundred eighty (180) consecutive calendar months, beginning the first month following his termination of employment after his "normal retirement date." "Normal retirement date" is defined by the Salary Continuation Plan as being the date upon which the executive attains sixty-five
(65) years of age.

DIRECTORS' INCENTIVE STOCK OPTION PLAN
At the 1996 Annual Meeting, Stockholders of the Bank approved a Directors' Incentive Stock Option Plan ("Incentive Plan").

The Incentive Plan is a performance-driven stock option plan intended to assist the Bank in attracting and retaining Directors of outstanding ability, and to give such Directors an increased incentive to devote their efforts to the success of the Bank. The Incentive Plan is intended to be a "formula plan" as recognized by Rule 16b-3(c)(2)(ii) promulgated under the Securities Exchange Act of 1934, as amended. Beginning with the adjournment of the 1996 Annual Meeting of Stockholders of the Bank, and at the adjournment of the annual meetings for each of the succeeding years during the term of the Incentive Plan in which the "return on average equity" of the Company for the fiscal year preceding the annual meeting, as reported by the Company in its earnings release for such prior fiscal year is twelve percent (12%) or greater, each Director (who was not an employee of the Bank) serving in such capacity as of December 31 of the preceding year shall be granted an option to purchase 1,000 shares of the Company's Common Stock, provided that no Director may receive grants of options for shares of Common Stock under the Incentive Plan in excess of ten thousand 10,000 shares. The maximum number of shares of Common Stock for which options may be granted under the Incentive Plan shall be ninety thousand (90,000).

The option price for each option granted under the Incentive Plan shall be the Fair Market Value (last sales price on the day such value is to be determined) of the shares of Common Stock subject to the option on the Grant Date of the option. Each option granted under the Incentive Plan shall, to the extent not previously exercised, terminate and expire on the date ten (10) years after the date of grant of the option. Each option granted under the Incentive Plan shall become exercisable on the date six (6) months and one day following the date of grant. The "return on average equity" of the Company was 14.06% in 2000, thus, each Director who was not an employee of the Bank was granted a stock option of 1,000 shares at the price of $27.00 per share in 2001. These options were granted on April 26, 2001 and were exercisable as of October 27, 2001.

The following table lists the aggregate number of stock options exercised by Directors in 2001. Also listed are the number of exercisable and unexercisable stock options and the value of exercisable and unexercisable "in-the-money" stock options at December 31, 2001:

                                                            NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                                 UNDERLYING         IN-THE-MONEY SECURITIES
                                 NUMBER                     UNEXERCISED OPTIONS      UNDERLYING OPTIONS AS
                                OF SHARES                       AS OF YEAREND              OF YEAREND
                                ACQUIRED        VALUE           EXERCISABLE/              EXERCISABLE/
            NAME               ON EXERCISE    REALIZED(1)      UNEXERCISABLE             UNEXERCISABLE
            ----               -----------    ---------     --------------------         -------------

Walter M. Burch                     1,000    $    1,780           1,000 / 0            $  1,350 / $0
Anthony C. Cannon                       0    $        0           1,000 / 0            $  1,350 / $0
Gary M. Griffin                         0    $        0           5,000 / 0            $ 42,060 / $0
Robert H. Henderson, Sr.                0    $        0           3,000 / 0            $ 12,040 / $0
Harold K. James                         0    $        0           5,000 / 0            $ 42,060 / $0
Paul D. Lister                      1,000    $    1,780           1,000 / 0            $  1,350 / $0
David M. Rogers                         0    $        0           2,000 / 0            $  4,390 / $0
Theron C. Smith, III                    0    $        0           1,000 / 0            $  4,390 / $0
C. Don Wall                             0    $        0           5,000 / 0            $ 42,060 / $0

(1) Market value of underlying securities at exercise or yearend, minus the exercise or base price. The market value of $27.00 is based on information obtained from The Greenville News as of December 31, 2001.

DIRECTORS' DEFERRED COMPENSATION PLAN
A Directors' Deferred Compensation Plan (Plan) was instituted in 1996. The plan allows Directors' board fees to be deferred and earn interest at a rate equal to the Company's return on average equity (with a minimum interest rate of 7% and a maximum of 12%). The rate of interest paid during 2001 was 12%. The following Directors participated in the plan:

                                          Total                      Total                     Total
                                        Deferred                    Amount                   Interest
                                     As of 12/31/01             Deferred -2001             Earned -2001
                                     --------------             --------------             ------------
Gary M. Griffin                       $  10,721.57              $        0.00               $ 1,277.47
Robert H. Henderson, Sr.              $  56,344.46              $    4,500.00               $ 5,860.05
Paul D. Lister                        $  78,149.97              $   12,000.00               $ 7,740.04
David M. Rogers                       $  62,122.32              $   12,000.00               $ 6,022.79
Charles D. Wall                       $  78,149.97              $   12,000.00               $ 7,740.04

DIRECTORS' SUPPLEMENTAL LIFE INSURANCE/SPLIT DOLLAR PLAN
The Company's Board of Directors believes it to be in the best interests of the Company to enter into Split Dollar Life Insurance Agreements with the directors. The agreements provide the directors with the opportunity to receive supplemental life insurance benefits of $100,000 after seven years of service, increased each year until termination of service by an inflation factor of 4%.

The life insurance acquired will help finance the interest paid on the directors' deferred compensation. The Bank applied for and owns a life insurance policy on certain directors (listed below). By way of a separate split dollar agreement, the policy interests are divided between the Bank and the director. The Bank owns the policy cash surrender value, including the accumulated policy earnings, and the policy death benefits over and above the cash surrender value are endorsed to the director and his named beneficiary. The Bank will report to the participant each year the economic value of the insurance coverage as taxable income. The following individuals are included in the plan:

                                                Initial Split Dollar             Projected Post
                                                    Death Benefit           Retirement Death Benefit
                                                --------------------        ------------------------
Walter M. Burch                                       $100,000                       $173,168
Gary Griffin                                           100,000                        277,247
Harold K. James                                        100,000                        246,472
Paul D. Lister                                         100,000                        194,790
David M. Rogers                                        100,000                        288,337
C. Don Wall                                            100,000                        180,094

MR. HENNETT'S EMPLOYMENT CONTRACT
The Bank has entered into an employment contract whereby Mr. Hennett now receives an annual base salary in the amount of $126,000.00 as the Bank's President and Chief Executive Officer. The Board of Directors may also, in its discretion, award Mr. Hennett an annual bonus from zero percent (0%) to fifty percent (50%) of his base annual salary. Mr. Hennett was paid an annual bonus of $20,000.00 for the calendar year ended December 31, 2001. In addition, Mr. Hennett will receive under the employment contract:

     (a) term life insurance in an amount equal to two (2) times his base annual salary with a maximum insurance amount of $200,000;
     (b)  an automobile allowance of $600 per month;
     (c) costs associated with membership in any Greer Civic clubs and any banking associations;
     (d)  standard employee medical insurance;
     (e) disability insurance with salary continuation during any policy waiting period;
     (f) Pursuant to the provision of an Employee Incentive Stock Option Plan, as more particularly described in this Proxy Statement, the option to purchase 4,000 shares of common stock of the Bank.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Greer Citizen provided advertising services to the Bank during 2001. The amount paid to The Greer Citizen for advertising was $11,218.70. Walter M.
Burch, Chairman of the Board of Directors, is the General Manager and Co-Publisher of The Greer Citizen. The James Agency, Inc. has sold and/or brokered insurance to the Bank for 2001, for which it earned commissions from the Bank of $2,815.94. Harold K. James, a member of the Board of Directors, is

Vice President and co-owner of the James Agency, Inc. The advertising services provided by The Greer Citizen and the insurance sold and/or brokered to the Bank by the James Agency, Inc. were at prices and on terms comparable to those provided to their other customers.

The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with officers, directors, stockholders, and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. Such loans have not involved more than normal risks of collectibility, nor have they presented any other unfavorable features.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

All Executive Officers and Directors have made timely filings of Statements of Beneficial Ownership on Form 3, Form 4 and Form 5 during 2001.

                  DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS

Proposals by Stockholders for consideration at the 2003 Annual Meeting of Stockholders must be received at the Company's offices at 1111 West Poinsett Street, Greer, South Carolina 29650, no later than December 3, 2002, if any such proposal is to be eligible for inclusion into the Company's proxy materials for its 2003 Annual Meeting. In addition, if any Stockholder's proposal is received after February 15, 2003, the holders of proxies for the Company for the 2003
Annual Meeting may exercise discretionary authority with respect to such proposal at the 2003 Annual Meeting without any reference to such proposal being made in the proxy statement for such meeting. For additional information concerning stockholder proposals, please refer to page 2 of this proxy statement.

In the case of director nominations by stockholders, a stockholder's notice must be delivered to the principal executive offices of Greer Bancshares during the period of time from the 30th day to the 60th day prior to the annual meeting of stockholders at which directors are to be elected, unless such requirement is expressly waived in advance of the meeting by formal action of the board of directors. In the case of other proposals by stockholders at an annual meeting, advance written notice must be delivered to Greer Bancshares' Secretary (at the address indicated above). To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of Greer Bancshares between the 60th and 90th days prior to the first anniversary of the preceding year's annual meeting (between January 25, 2003 and February 24, 2003). However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, such stockholder notice must be so delivered between the 60th and 90th days prior to such annual meeting or within 10 days following the day on which public announcement of the date of such meeting is first made by Greer Bancshares. A copy of the Bylaws is available upon request to the Secretary of Greer Bancshares at the address indicated above.

                         AVAILABLE FINANCIAL INFORMATION

THE COMPANY WILL PROVIDE FREE OF CHARGE TO ANY STOCKHOLDER OF RECORD AS OF MARCH 15, 2002, AND TO EACH PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS, UPON WRITTEN REQUEST OF SUCH STOCKHOLDER OR PERSON, A COPY OF THE COMPANY'S REGISTRATION STATEMENT ON FORM 10, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES (BUT EXCLUDING EXHIBITS), FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUESTED SHOULD BE DIRECTED TO GREER BANCSHARES INCORPORATED, POST OFFICE BOX 1029, GREER, SOUTH CAROLINA 29652, ATTENTION: J. RICHARD MEDLOCK, JR., TREASURER AND SECRETARY.


             REGISTRATION UNDER THE SECURITIES EXCHANGE ACT OF 1934

The Company is presently registered with the United States Securities and Exchange Commission under the Exchange Act. Greer Bancshares is a reporting company, and subject to the informational requirements of the Exchange Act. Pursuant to the provisions of the Exchange Act, the Company will be required to file reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information filed with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 233 Broadway, New York, New York 10279 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W.,
Washington, D.C. 20549, upon the payment of fees at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants (which will include Greer Bancshares) that file electronically with the Commission.

OTHER MATTERS
Management of the Company knows of no other matters to be brought before the Annual Meeting of the Stockholders. However, if any other matters do properly come before the Annual Meeting of the Stockholders, it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the best judgment of the persons voting the proxies.




                                   By Order of the Board of Directors,


                                   /s/ Walter M. Burch
                                   Walter M. Burch
Greer, South Carolina              Chairman, Board of Directors
March 29, 2002                     Greer Bancshares Incorporated

APPENDIX A


              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                          GREER BANCSHARES INCORPORATED


The undersigned, hereby revoking all previous proxies, hereby appoints Harold K. James, Anthony C. Cannon, and Paul D. Lister, each of them the attorney or attorneys of the undersigned with the power of substitution, to vote all shares of common stock of Greer Bancshares Incorporated, Greer, South Carolina (the "Company"), in the name of the undersigned upon all matters at the Company's Annual Meeting to be held April 25, 2002, and at any adjournments thereof, with all powers that the undersigned would possess if personally present, and without limiting the general authorization and power hereby given, directs said attorneys to cast the undersigned's vote as specified below:

  1) ELECTION OF DIRECTORS
  |_|  FOR all nominees listed below    |_|  WITHHOLD authority for all nominees

  Nominees to serve a full term of three years:  GARY M. GRIFFIN,
                                                 R. DENNIS HENNETT AND
                                                 DAVID M. ROGERS

  Nominee to serve a one year term:              MARK S. ASHMORE

  NOTE: If you wish to withhold authority for any individual nominee, write that nominee's name in the space below.


  2) RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
  |_|  FOR |_|  AGAINST              |_|  ABSTAIN

  Ratification of the appointment of Crisp Hughes Evans L.L.P. as independent certified public accountants for the fiscal year ending December 31, 2002.

  3)  AUTHORITY TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY
      COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF
  |_|  FOR                 |_|  AGAINST              |_|  ABSTAIN

  PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE PROMPTLY.

  This proxy may be revoked prior to its exercise.   THE  SHARES  REPRESENTED BY
  THIS PROXY WILL BE VOTED AS   DIRECTED.   WHERE  NO  DIRECTION  IS  GIVEN, THE
  SHARES WILL BE VOTED FOR ITEMS 1, 2, AND 3.

                                    Dated:                         , 2002
                                           ------------------------

                                    ----------------------------------------
                                              Signature of Shareholder


                                    ----------------------------------------
                                              Signature of Shareholder

                    Your signature on this proxy should correspond with the name appearing on your stock certificate. When signing as a Personal Representative, Administrator, Trustee, Guardian, Attorney, etc., please indicate your full title. If stock is held jointly, each joint owner must sign.